SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

MICRO IMAGING TECHNOLOGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Matters Voted Upon

The consenting shareholders voted upon the following proposal:

        (1) Authorization of increase in common stock from 20 million shares to 100 million shares

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was May 8, 2006. The mailing address for purposes of communicating with the Company is 970 Amanacer, Suite F, San Clemente, California 92673.

     (b) This Information Statement will be mailed to security holders on or after May 18, 2006.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement.

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 16,458,555 as of May 8, 2006, of which 50.02% voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was May 1, 2006.

     (c)-(e) Inapplicable

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

APPROVAL OF THE AMENDMENT INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK OF THE COMPANY TO 100,000,000

As of the record date, the Company had the following four classes of shares authorized, issued and outstanding:

  Common Stock: 20,000,000 shares authorized; 13,774,572 shares issued and outstanding

  Class B Common Stock: 83,983 shares authorized, 83,983 shares issued and outstanding

  Convertible Preferred Stock: 2,600,000 shares authorized, 2,600,000 shares issued and outstanding

  Preferred Stock: 1,000,000 shares authorized; 500,000 shares issued and outstanding

If all shares of Common Stock which have been reserved for issuance for various acquisitions and financing arrangements are issued, the Company will have a total of slightly less than 19,900,000 shares of Common Stock issued and outstanding. This may prevent the Company from pursuing further acquisition and financing arrangements. The Board of Directors, therefore, approved an increase in the number of authorized shares of common stock from 20,000,000 to 100,000,000.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

The Board of Directors believed that it would be in the Company's best interest to increase the number of authorized shares of Common Stock in order to provide the Company with adequate flexibility in the future. The Company is contemplating the advisability of borrowing money, acquiring other rights to properties or engaging in strategic alliances with third parties (each a "Strategic Transaction"). In connection with these contemplated activities, the Company may wish to use shares of Common Stock to raise sufficient funding for, or as all or part of the consideration required to effect any Strategic Transaction. The Board believed that the approved increase in the number of authorized shares of Common Stock was desirable to maintain the Company's flexibility in its ability to raise additional capital and in choosing the form of consideration to be used to fund a potential Strategic Transaction. The Board of Directors will make the determination for future issuances of authorized shares of Common Stock, and such determinations will not require further action by the shareholders, unless required by law, regulation or stock market rule. While the Company, from time to time, considers potential Strategic Transactions that may require the issuance of shares of Common Stock and has had preliminary discussions with third parties regarding potential Strategic Transactions, as of the date of this Information Statement, the Company has not entered into any agreements or arrangements that will or could result in any such Strategic Transaction. There can be no assurance that any such preliminary discussions will result in any Strategic Transaction.

The Board also believed that the availability of additional shares of Common Stock will provide the Company with the flexibility to issue shares for a variety of other purposes that the Board of Directors may deem advisable without further action by the Company's shareholders, unless required by law, regulation or stock market rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the use of additional shares for various equity compensation and other employee benefit plans, and other bona fide corporate purposes. In some situations the issuance of additional shares could have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder's percentage voting power in the Company.

In addition, depending upon the nature and terms thereof, such issuances could enable the Board to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to shareholders. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company.

Upon filing of the Amendment with the Secretary of State of the State of California, the Company will have 103,683,983 authorized shares of stock of which 100,000,000 authorized shares will be Common Stock, 83,983 authorized shares will be Class B Common Stock and 3,600,000 authorized shares will be Preferred Stock and Convertible Preferred Stock.

Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current shareholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.  Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of shareholders.

The Board of Directors did not propose this Amendment in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the Amendment is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

THE MAJORITY OF THE COMPANY'S SHAREHOLDERS VOTED IN FAVOR OF THIS AMENDMENT ON MAY 8, 2006.

    14A Items 12 through 19 are inapplicable to this information statement.

    14A Item 20. Other Proposed Action.

            None

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

            Not Applicable.

ITEM 4. Proposals by Security Holders

           Not Applicable.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

            Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

(Registrant)

By: /s/Floyd H. Panning

Floyd H. Panning

Chief Executive Officer and Director

______________________

Dated: ___________

MATERIAL INCORPORATED BY REFERENCE:

              Annual Report on Form 10KSB, filed February 21, 2006, for the period ending October 31, 2005.